Exhibit 23.1 - Consent of Beckstead and Watts, LLP

Beckstead and Watts, LLP
----------------------------
Certified Public Accountants
                                                      3340 Wynn Road, Suite B
                                                          Las Vegas, NV 89102
                                                                 702.257.1984
                                                           702.362.0540 (fax)


To Whom It May Concern:

We have issued our report dated March 14, 2003, accompanying the financial statements of World Information Technology, Inc. (a Taiwan Corp) on Form 8K/A for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report of World Information Technology, Inc. (a Taiwan Corp) on Form 8K/A.


Signed,

/s/ Beckstead and Watts, LLP
----------------------------
    Beckstead and Watts, LLP

March 14, 2003